                                                                     EXHIBIT 4.1

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         This First Amendment to the Credit Agreement (the "First Amendment") is made as of the 6th day of January, 2006 by and among:

         MARSH SUPERMARKETS, LLC an Indiana limited liability company, having its principal place of business at 9800 Crosspoint Boulevard Indianapolis, Indiana 46256-3350 as Lead Borrower (in such capacity, the "Lead Borrower") for the Borrowers;

         the Borrowers;

         the Facility Guarantors;

         BANK OF AMERICA, N.A., as Issuing Bank; and

         BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Lenders; and

         the Lenders;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                   WITNESSETH

         WHEREAS, the Borrowers, entered into a certain Credit Agreement dated as of November 9, 2005 (as amended and in effect, the "Credit Agreement") by and among (i) Marsh Supermarkets, LLC, as Lead Borrower; (ii) the Borrowers; (iii) the Facility Guarantors; (iv) the Lenders; (v) Bank of America, N.A., as Issuing Bank; (vi) Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders and as Co-Lead Arranger; (vii) National City Business Credit, Inc. as Lender, Syndications Agent and Co-Lead Arranger; and (viii) LaSalle Bank National Association, as Lender, Documentation Agent; and

         WHEREAS, the Borrowers have requested that the Agents and the Lenders amend the Credit Agreement as provided herein; and

         WHEREAS, the Lenders and the Agents are willing to effect such amendments on the terms and conditions set forth herein.

         NOW THEREFORE, it is hereby agreed as follows:

1. Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendments to Article I: The provisions of Article I of the Credit Agreement are hereby amended as follows:


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         a.       Section 1.01 of the Credit Agreement is hereby amended by
                  adding the following definitions in appropriate alphabetical order:

                  "Intercreditor Agreement" means that certain Intercreditor Agreement substantially in the form attached hereto as Exhibit A entered into by and between the Administrative Agent and the Term Agent as of January 6, 2006, as amended and in effect from time to time, and any intercreditor agreement entered into pursuant to Section 6.01(a)(xii) hereof in connection with a refinancing of the Term Loan Indebtedness permitted hereunder.

                  "Term Agent" means Back Bay Capital Funding LLC, in its capacity as Administrative Agent and Collateral Agent pursuant to the Term Loan Documents.

                  "Term Loan" means the term loan in the original principal amount of $25,000,000 made January 6, 2006 by Back Bay Capital Funding LLC to the Borrowers pursuant to the Term Loan Documents.

                  "Term Loan Agreement" means the Term Loan Agreement dated as of January 6, 2006 entered into by and among the Loan Parties and Back Bay Capital Funding LLC, as amended.

                  "Term Loan Documents" means the "Loan Documents" under and as defined in the Term Loan Agreement.

                  "Term Loan First Lien Collateral" means the "First Lien Collateral" under and as defined in the Term Loan Agreement, as in effect as of the date hereof.

                  "Term Loan Real Estate" means the "First Lien Real Estate" under and as defined in the Term Loan Agreement, as in effect as of the date hereof.

         b. Section 1.01 of the Credit Agreement is hereby further amended by amending the following definitions contained therein as follows:

                  (A) The definition of Change in Control is amended by deleting clause (c) to such definition and replacing it with the following:

                                    (c) The Parent fails at any time to own, directly or indirectly, 100% of the Capital Stock of each other Loan Party free and clear of all Liens (other than the Liens in favor of (i) the Collateral Agent for its own benefit and the ratable benefit of the other Credit Parties and (ii) the Term Agent for its own benefit and the benefit of the Secured Parties (as defined in the Term Loan Agreement)).


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                  (B)      The definition of "Loan Documents" is amended by
                           adding the term "Intercreditor Agreement" to the definition thereof.

                  (C) The definition of "Permitted Encumbrances" is amended as follows:

                                    By adding a clause (k) thereto which
                                    provides as follows:

                                            (k) Liens to secure Indebtedness
                                            permitted by clauses (xi) and (xii)
                                            of Section 6.01(a), provided that
                                            such Liens (other than Liens with
                                            respect to the Term Loan First Lien
                                            Collateral) are subordinated in
                                            accordance with the Intercreditor
                                            Agreement to the Liens created by
                                            the Security Documents in favor of
                                            the Secured Parties.

                           By deleting the proviso at the end of the definition and replacing it with the following:

                                            provided that, except as provided in
                                            any one or more of clauses (a)
                                            through (i) and (k) above, the term
                                            "Permitted Encumbrances" shall not
                                            include any Lien securing
                                            Indebtedness.

..

3. Amendments to Article II. The provisions of Article II of the Credit Agreement are hereby amended as follows:

                  Section 2.28 of the Credit Agreement is deleted in its entirety and replaced with the following:

                           Section 2.28 Security Interest in Collateral.

                                    To secure their Obligations, the Loan
                           Parties shall grant to the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, (i) a first-priority security and mortgage interest (subject to Permitted Encumbrances) in all of the Collateral, other than the Term Loan First Lien Collateral, pursuant hereto and to the Security Documents and (ii) a second-priority security and mortgage interest (subject to the Lien of the Term Agent and Permitted Encumbrances) in the Term Loan First Lien Collateral. Upon the written request of the Lead Borrower, the Collateral Agent shall release and discharge its security and mortgage interest solely with respect to the Term Loan First Lien Collateral, provided that at the time of the request
                           (i) no Default or Event of Default exist, and (ii) the Term Loan Agreement has been terminated and all



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

                           Indebtedness evidenced by the Term Loan Documents has been paid in full. Notwithstanding the foregoing, upon the written request of the Term Agent in accordance with the Intercreditor Agreement the Collateral Agent shall release and discharge its security and mortgage interest solely with respect to the Term Loan First Lien Collateral.

4. Amendments to Article III. The provisions of Article III of the Credit Agreement are hereby amended as follows:

                  Section 3.15 of the Credit Agreement is deleted in its entirety and replaced with the following:

                           Section 3.15 Security Documents.

                                    The Security Documents create in favor of
                           the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security or mortgage interest in the Collateral, and the Security Documents constitute the creation of a fully perfected (a) first priority Lien on, and security or mortgage interest, as applicable, in, all right, title and interest of the Loan Parties in and to such Collateral (other than the Term Loan First Lien Collateral), in each case prior and superior in right to any other Person (other than Permitted Encumbrances having priority under Applicable Law) and (b) second priority Lien on, and security or mortgage interest, as applicable, in, all right, title and interest of the Loan Parties in and to the Term Loan First Lien Collateral, in each case prior and superior in right to any other Person (other than (x) the Liens of the Term Agent securing the Indebtedness evidenced by the Term Loan Documents and
                           (y) Permitted Encumbrances having priority under Applicable Law).

5. Amendments to Article V. The provisions of Article V of the Credit Agreement are hereby amended as follows:

         a. Section 5.01 of the Credit Agreement is amended by adding the following clauses thereto:

                  (o) to the extent not otherwise delivered to the Administrative Agent hereunder, (i) a copy of each notice or other written communication outside of the ordinary course of business delivered by them or on their behalf in connection with the Term Loan Documents, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to the Term Agent and (ii) a copy of each notice or other written communication outside of the ordinary course of business received by the Borrowers in connection with the


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

                  Term Loan Documents, such delivery to be made promptly after such notice or other communication is received by the Borrowers; and

                  (p) on or before thirty (30) days prior to the "Maturity Date" (as defined in the Term Loan Documents) financial statements evidencing sufficient liquidity, as determined by the Administrative Agent in its reasonable discretion, to satisfy in full the Indebtedness evidenced by the Term Loan Documents.

         b.       The following sections are added to Article V of the Credit
                  Agreement:

                  Section 5.15 Designated Senior Indebtedness

                  Each Loan Party shall at all times cause the Obligations to constitute "Designated Senior Indebtedness" under the Indenture.

                  Section 5.16 Guarantor Senior Indebtedness

                  Each Loan Party shall at all times cause the Obligations to constitute "Guarantor Senior Indebtedness" under the Indenture.

6. Amendments to Article VI. The provisions of Article VI of the Credit Agreement are hereby amended as follows:

         a. Section 6.01(a) of the Credit Agreement is amended by adding the following clauses thereto:

                  (xi) Indebtedness incurred pursuant to the Term Loan Documents; provided that the outstanding principal amount thereof shall not exceed $25,000,000; and

                  (xii) Indebtedness resulting from the refinancing of the Term Loan; provided, that (i) after giving effect to the refinancing (a) the principal amount of the outstanding Indebtedness is not increased, (b) neither the fees paid, interest on, or principal payments made with respect to the Term Loan are increased from those set forth in the Term Loan Documents, and (c) the holders of Indebtedness resulting from any such refinancing are not afforded covenants, defaults, rights or remedies more burdensome in any material respect to the obligor or obligors than those contained in the Term Loan Documents as determined by the Administrative Agent in its reasonable credit judgment; and (ii) the holders of such Indebtedness enter into an intercreditor agreement acceptable to the Administrative Agent in its discretion.

         b.       Section 6.06(b) of the Credit Agreement is amended as follows:

                  (A) Clause (iv) of Section 6.06(b) is amended in its entirety to read as follows:



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

                  (iv) the repayment in full of Permitted Indebtedness, other than Indebtedness evidenced by either (x) the Senior Subordinated Notes and Senior Subordinated Note Documents or
                  (y) the Term Loan Documents, in the aggregate amount greater than $5,000,000.00 during any twelve (12) month period provided that (a) the Payment Conditions are satisfied immediately prior to such payment and (b) the Administrative Agent determines in its reasonable discretion that the Payment Conditions shall be met on a pro forma basis for the thirteen
                  (13) Fiscal Periods immediately following the proposed payment based upon projections provided by the Lead Borrower to the Administrative Agent (provided such projections give effect to the proposed payment);

                  (B) By adding a new clause (vi) to Section 6.06(b) which reads as follows:

                  (vi) the repayment in full or in part of the Indebtedness evidenced by the Term Loan Documents (A) from net proceeds of any disposition of any Term Loan First Lien Collateral (B) from net proceeds of insurance or condemnation awards paid in respect of any Term Loan First Lien Collateral or (C) from Indebtedness permitted pursuant to clause (xii) of Section 6.01(a).

                  (C) By adding a new clause (vii) to Section 6.06(b) which reads as follows:

                  (vii) the repayment in full or in part of the Indebtedness evidenced by the Term Loan Documents; provided that, the Payment Conditions are met (x) immediately prior to such payment and (y) on a proforma basis determined as if such payment occurred on the first day of the thirteen (13) Fiscal Periods ended on the last day of the most recent Fiscal Period for which the Borrowers were required to deliver financial reports pursuant to Section 5.01(b) hereof.

         c.       Section 6.08 of the Credit Agreement is amended as follows:

                  Clause (i) of the proviso in Section 6.08 is amended in its entirety to read as follows:

                  (i) the foregoing shall not apply to restrictions and conditions imposed by law, any Loan Document or any Term Loan Document.

         d. Section 6.09 of the Credit Agreement is amended by adding the following clause thereto:

                  (c) No Loan Party shall, and no Loan Party shall permit or cause any of its Subsidiaries to, directly or indirectly, amend, supplement or otherwise modify any of the Term Loan Documents to the extent the effect of such change or amendment is to: (i) change the dates upon which payments of principal, interest or fees are due thereunder; (ii) add, or change in a manner adverse to any Loan


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

                  Party, any event of default or add, or make more restrictive, any covenant with respect to the Indebtedness thereunder; (iii) change in a manner adverse to any Loan Party the prepayment provisions of such Indebtedness; or
                  (iv) change or amend any other term if such change or amendment would (x) increase the obligations of the Loan Parties or (y) confer additional rights on the holder of such Indebtedness in a manner adverse to any Loan Party, Agent or Lenders.

7. Amendments to Article VII. The provisions of Article VII of the Credit Agreement are hereby amended as follows:

                  Section 7.01 of the Credit Agreement is amended by adding a new clause (t) which provides as follows:

                  (t) any occurrences of an event of default under the Term Loan Documents.

8. Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

         a. This First Amendment shall have been duly executed and delivered by the Loan Parties, the Agents and the Lenders and the Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

         b. The Agents shall have received such documents and certificates as the Agents or their counsel may reasonably request relating to the authorization of the transactions contemplated by this First Amendment all in form and substance reasonably satisfactory to the Agents and their counsel.

         c. The Collateral Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements and mortgages, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the second priority Liens with respect to the Term Loan First Lien Collateral and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent.

         d. The Borrowers shall have reimbursed the Administrative Agent for all expenses due and payable in connection herewith, including, without limitation, its reasonable attorneys' fees.

         e. The Borrowers shall have paid the Amendment Fee to the Administrative Agent for the ratable benefit of the Lenders.



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

         f. The Administrative Agent shall have entered into the Intercreditor Agreement with the Term Agent regarding the Term Loan substantially in the form attached hereto as Exhibit A and otherwise reasonably satisfactory to the Administrative Agent and its counsel.

         g. No Default or Event of Default shall have occurred and be continuing.

         h. The Borrowers shall have provided such additional instruments and documents to the Administrative Agent as the Administrative Agent or its counsel may reasonably request.

9. Amendment Fee. As an inducement for the Agents and the Lenders to enter into this First Amendment with the Loan Parties and to continue to make loans and advances to the Borrowers, the Borrowers shall pay to the Agents and Lenders an Amendment Fee (the "Amendment Fee") in the amount of $75,000.00. The Amendment Fee shall be due and payable upon execution of this First Amendment by the Borrowers, shall be deemed fully earned upon the execution hereof and shall not be subject to refund or rebate under any circumstances.

10.      Miscellaneous.

         a. Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Except as specifically amended hereby, the Borrowers hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants contained in the Credit Agreement.

         b. This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be as effective as delivery of a manually executed counterpart hereof.

         c. This First Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.




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


         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and their seals to be hereto affixed as the date first above written.

                           MARSH SUPERMARKETS, LLC, as
                           Lead Borrower:

                           By:               /s/ Douglas W. Dougherty
                                    --------------------------------------------
                                    Douglas W. Dougherty
                                    Senior Vice President, Chief
                                    Financial Officer and Treasurer

                           Attest:           /s/ P. Lawrence Butt
                                    --------------------------------------------
                                    P. Lawrence Butt, Secretary


                           Address:
                           9800 Crosspoint Boulevard
                           Indianapolis, Indiana 46256-3350
                           Attn: Treasurer and General Counsel

















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



                           BORROWERS:

                           MARSH SUPERMARKETS, INC.
                           MARSH DRUGS, INC.
                           MARSH VILLAGE PANTRIES, INC.
                           A.L. ROSS & SONS, INC.
                           MUNDY REALTY, INC.
                           MAR PROPERTIES, INC.
                           MARLEASE, INC.
                           MARSH INTERNATIONAL, INC.
                           MARSH DRUGS OF ILLINOIS, INC.
                           LIMITED HOLDINGS, INC.
                           MARSH SUPERMARKETS OF ILLINOIS, INC.
                           TEMPORARY SERVICES, INC.
                           CONTRACT TRANSPORT, INC.
                           NORTH MARION DEVELOPMENT CORPORATION
                           O'MALIA FOOD MARKETS, LLC
                           FLORAL FASHIONS, LLC
                           CRYSTAL FOOD SERVICES, LLC
                           MCNAMARA, LLC
                           LOBILL FOODS, LLC
                           CONTRACT TRANSPORT, LLC
                           VILLAGE PANTRY, LLC
                           MARSH DRUGS, LLC
                           MARSH CLEARING HOUSE, LLC
                           CRYSTAL CAFE MANAGEMENT GROUP, LLC
                           CONVENIENCE STORE TRANSPORTATION COMPANY, LLC CRYSTAL FOOD MANAGEMENT SERVICES, LLC
                           BUTTERFIELD FOODS, LLC

                           By:               /s/ Douglas W. Dougherty
                                    --------------------------------------------
                                    Douglas W. Dougherty
                                    Senior Vice President, Chief
                                    Financial Officer and Treasurer

                           Attest:           /s/ P. Lawrence Butt
                                    --------------------------------------------
                                    P. Lawrence Butt, Secretary



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

                           PANTRY PROPERTY, LLC
                           BY:      VILLAGE PANTRY, LLC

                           MS PROPERTY, LLC
                           BY:      MARSH SUPERMARKETS, LLC

                           BF PROPERTY, LLC
                           BY:      BUTTERFIELD FOODS, LLC

                           CF PROPERTY, LLC
                           BY:      CRYSTAL FOOD SERVICES, LLC

                           MD PROPERTY, LLC
                           BY:      MARSH DRUGS, LLC

                           LB PROPERTY, LLC
                           BY:      LOBILL FOODS, LLC

                           MCN PROPERTY, LLC
                           BY:      MCNAMARA, LLC

                           CSD PROPERTY, LLC
                           BY:      CRYSTAL CAFE MANAGEMENT GROUP, LLC

                           FLORAL PROPERTY, LLC
                           BY:      MARSH SUPERMARKETS, LLC

                                    By:           /s/ Douglas W. Dougherty
                                             -----------------------------------
                                             Douglas W. Dougherty
                                             Senior Vice President, Chief
                                             Financial Officer and Treasurer

                                    Attest:         /s/ P. Lawrence Butt
                                             -----------------------------------
                                             P. Lawrence Butt, Secretary


                           TRADEMARK HOLDINGS, INC.

                           By:               /s/ P. Lawrence Butt
                                    --------------------------------------------
                                    P. Lawrence Butt, Assistant Treasurer



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



                           BANK OF AMERICA, N.A., As Administrative Agent, as Collateral Agent, Co-Lead Arranger as Swingline Lender, Issuing Bank, and Lender


                           By:      /s/ Keith Vercauteren
                              ---------------------------------------
                           Name: Keith Vercauteren
                           Title: Director


                           Address:
                           40 Broad Street, 10th Floor
                           Boston, Massachusetts 02109
                           Attn: Keith Vercauteren
                           Telephone: (617) 434-4045
                           Telecopy: (617) 434-4339












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





                           NATIONAL CITY BUSINESS CREDIT, INC., as Syndications Agent, as Co-Lead Arranger, and as Lender



                           By:         /s/ Kathryn C. Ellero
                                 -----------------------------------
                           Name: Kathryn C. Ellero
                           Title: Vice President


                           Address:  1965 E. 6th Street, Suite 400
                                     Locator #3049
                                     Cleveland, Ohio 44114
                                     Attn: Kathryn C. Ellero














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




                           LASALLE BANK, NATIONAL ASSOCIATION, as Documentation Agent and as Lender

                           By:    /s/ Andrew J. Crask
                                  ------------------------------------------
                           Name:  Andrew J. Crask
                                  ------------------------------------------
                           Title: VP
                                  ------------------------------------------


                           Address: 30 South Meridian Street, Suite 800 Indianapolis, Indiana 46204
                                      Attn: Andrew Crask



















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


                           GENERAL ELECTRIC CAPITAL CORPORATION as Lender

                           By:             /s/ Marie Mollo
                                 --------------------------------------
                           Name: Marie Mollo
                           Title: Duly Authorized Signatory


                           Address:  201 Merritt 7, P.O. Box 5201
                                     Norwalk, Connecticut 06856-5201

















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